Exhibit 10.6

                               CONTRACT (1) 01\15
                              FOR THE SALE OF GOODS

ISTANBUL, TURKEY
                                                                January 30, 2015

NIMTECH CORP., PRODUCTION COMPANY (the "Seller") on the one hand, <<PANDA DIS TICARET LTD>> DISTRIBUTION COMPANY (the "Buyer"), on the other hand Contractors both together referred to as "Parties", or "Party" have concluded the present Contract as follows:

                                   1. PRODUCT

Seller shall sell, to Buyer the following goods:  PAPER CUPS (the "goods").

No party under the Contract is obligated to purchase or sell a certain minimum number of goods or dollar amount. The range of products for delivery of each batch is defined in the purchase order.

Identification of the goods to this Contract shall not be deemed to have been made until both Buyer and Seller have specified that the goods in question are to be appropriated to the performance of this Contract.

                                  2. PAYMENTS

This Contract has been made for the period of one year, with total amount of $13,860.00 has to be paid for this time. The term of supplying is every two month, in accordance with purchase order on the amount of $2,310.00. First order should be made from February 25, 2015.

The Buyer shall arrange delivery of the goods by his own.

Parties agree to pay all taxes of every description, federal and municipal, that arise as a result of this sale, excluding income taxes.

                                3. RISK OF LOSS

The risk of loss from any casualty to the goods, regardless of the cause, shall be on Seller until the goods have been accepted by the Buyer.

                               4. CONFIDENTIALITY

Both parties acknowledge that during the course of this Contract, each may obtain confidential information regarding the other party's business.

Both parties agree to treat all such information and the term of this Contract as confidential and to take all reasonable precautions against disclosure of such information to unauthorized third parties during and after the term of this Contract.
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                                 5. WARRANTIES

Seller warrants that the goods shall be free of substantive defects in material and Seller warrants that the goods are now free, and that at the time of delivery shall be free from any security interest or other lien or encumbrance.

Furthermore, Seller warrant that at the time of signing this Contract Seller knows, nor has reason to know, of the existence of any outstanding title or claim of title hostile to the rights of Seller in the goods.

                             6. RIGHT OF INSPECTION

Buyer shall have the right to inspect the goods on arrival and, within 10 business days Buyer must give notice to Seller of any claim for damages on account of condition, quality or grade of the goods, and Buyer must specify the basis of the claim of Buyer in detail. The failure of Buyer to comply with these conditions shall constitute irrevocable acceptance of the goods by Buyer.

The parties have executed this Contract at Istanbul, Turkey January 30, 2015 year
This Contract is concluded and enters into force upon signature by the parties.

If any provision of this Contract is held by a court of law to be illegal, invalid, or unenforceable, (a) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and
(b) the legality, validity, and enforceability of the remaining provisions of this Contract shall not be affected or impaired thereby.

This Contract supersedes any prior written or oral agreements.

This Contract may be modified or amended if the amendment is made in writing and signed by both parties.

                                   SIGNATURES

SELLER


NIMTECH CORP.
STR.100, EMIRHAN, 10/2, BLD. A, SANLIURFA, TURKEY


BUYER


PANDA DIS TICARET LTD
19 MAYIS MAH.INONU CAD.SAMLI APT.NO:87 D.13 KOZYATAGI, ISTANBUL, TURKEY